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                                  SERVICES AGREEMENT


    THIS SERVICES AGREEMENT is made and entered into as of this 1st day of January, 1996, by and between ALDILA, INC., a Delaware corporation (the "Company"), and Vincent T. Gorguze ("Gorguze").


                                 W I T N E S S E T H:


    WHEREAS, through December 31, 1995, Gorguze was employed as an executive officer of the Company, most recently as Chairman of the Board; and

    WHEREAS, Gorguze continues to serve as a member of the Board of Directors of the Company (the "Board of Directors"); and

    WHEREAS, the Board of Directors has appointed Gorguze Chairman Emeritus;
and

    WHEREAS, the Company desires to retain the services of Gorguze in addition to his services as a member of the Board of Directors and Gorguze desires to provide services to the Company during the Term (as defined below), upon the terms and conditions set forth herein;

    NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties hereto agree as follows:

    1. TERM. The term of this Agreement shall commence as of the date hereof and shall continue in full force and effect until the second anniversary of the date hereof (the "Expiration Date"), unless earlier terminated as provided herein or extended as provided herein (the "Term").

    2.   DUTIES.

         (a) Except as otherwise provided in this Section 2, during the Term, Gorguze shall serve as a member of the Board of Directors and as Chairman Emeritus of the Company. Gorguze's duties, services and responsibilities, in addition to those as a member of the Board of Directors, will be determined by the Board of Directors and will be performed under the overall supervision of and consistent with the policies of the Board of Directors. Gorguze's duties, services and responsibilities shall reflect his status as a former senior executive officer of the Company and shall not interfere unreasonably with his other business activities, as permitted in Section 2(b) below.

         (b) During the Term, Gorguze shall devote such time, attention, skill, energy and efforts as may be necessary for the faithful performance of his duties hereunder. The foregoing shall not be construed to prohibit Gorguze from serving as full- or part-time employee,

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director, trustee or member of or participant in any organization or business so long as such service does not constitute a "Competitive Activity" (as such term is defined in Section 6(c) below). Not including service on the Board of Directors, in no event shall Gorguze be required to provide more than 50 hours of service (including travel time required in connection with the provision of any such services under this Agreement) during any month of the Term.

         (c) During the Term and subject to the provisions of Section 5(d) hereof, Gorguze shall be entitled to arrange his schedule for the provision of services hereunder, provided that such schedule allows Gorguze to be reasonably available to provide the services required under this Agreement. Gorguze shall not be required to spend more than eight full continuous days (including travel time) in rendering any services required hereunder, except to the extent that days in excess of eight are spent in service on the Board of Directors.

    3.   COMPENSATION.

         (a) In consideration of the performance by Gorguze of Gorguze's obligations hereunder during the Term (including his services as a member of the Board of Directors or any committee thereof), the Company will during the Term pay Gorguze a salary (the "Salary") at an annual rate of $150,000. Such Salary shall be payable in accordance with the normal payroll practices of the Company then in effect. The Salary, and any and all other forms of compensation paid to Gorguze hereunder during the Term, shall be subject to all applicable taxes required to be withheld by the Company pursuant to federal, state or local law. Gorguze shall be solely responsible for income taxes imposed on Gorguze by reasons of any cash or non-cash compensation and benefits provided hereunder.

         (b) During the Term, Gorguze shall be reimbursed for reasonable travel and other business-related expenses incurred in the furtherance of the business of the Company, including expenses incurred by Gorguze in traveling at the request of the Company between any residence of Gorguze and the Company's headquarters facility, which shall be maintained in San Diego County, California, but not including any other travel between any such residence and the San Diego County, California, even if he performs services hereunder while in San Diego County, California. Reimbursement of approved expenses shall be made by the Company upon submission by Gorguze of a statement itemizing the expenses incurred or such other verification as the Company may reasonably request.

         (c) If (i) Gorguze is not able to meet the schedule arranged pursuant to Section 2(c) above for 135 business days in any twelve-month period during the term of this Agreement by reason of illness or incapacity (whether physical or otherwise) or (ii) the Company reasonably determines that Gorguze is unable to perform his duties, services and responsibilities pursuant to
Section 2 hereof by reason of illness or incapacity (whether physical or otherwise) for a total of 135 business days in any twelve-month period during the term of this Agreement ("Disability"), the Company shall not be obligated to pay Gorguze any compensation for any period of absence in excess of such 135 business days. Any payments of Salary accrued by Gorguze for business days on which Gorguze was not able to meet his schedule or unable to

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perform his duties hereunder by reason of illness or incapacity (whether physical or otherwise) shall be reduced by any amount Gorguze is entitled to receive as a result of such disability under any plan provided through the Company or under state or federal law.

         (d) Except as otherwise provided herein, Gorguze shall not be entitled to any benefits ordinarily accorded to employees, officers or directors of the Company; PROVIDED, HOWEVER, that the Company agrees at its expense (i) to grant annually to Gorguze options to purchase at least such of the shares of the Company's common stock as are granted to the Company's "non-employee" directors
(ii) to provide Gorguze an automobile allowance and country club membership comparable to that provided the Company's chief executive officer, and (iii) to the extent permitted under the terms of the Company's group health and long-term disability insurance plans covering its chief executive officer, to provide Gorguze coverage under such plans.

    4. RELATIONSHIP OF PARTIES. So long as Gorguze is providing services under this Agreement, Gorguze shall not be deemed to be a "non-employee" director of the Company.

    5.   TERMINATION.

         (a) Except as otherwise provided in this Agreement herein, this Agreement shall terminate upon the earliest to occur of the dates specified below:

              (i)  the close of business on the Expiration Date;

              (ii) the close of business on the date of Gorguze's death;

              (iii) the close of business on the day on which the Company delivers to Gorguze a written notice of the Company' election to terminate this Agreement for "Cause" (as hereinafter defined);

              (iv) the close of business on the day on which the Company shall have delivered to Gorguze a written notice of the Company's election to terminate this Agreement because of Disability;

              (v) the close of business on the day on which Gorguze delivers to the Company a written notice of Gorguze's election to terminate this Agreement; and

              (vi) the close of business on an early termination date mutually agreed to in writing by the Company and Gorguze.

         (b) Any purported termination by the Company or by Gorguze pursuant to Section 5(a) hereof shall be communicated by written "Notice of Termination" to the other. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which indicates the specific termination provision in this Agreement relied upon and which sets forth in

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reasonable detail the facts and circumstances claimed to provide a basis for termination of this Agreement under the provision so indicated. For purposes of this Agreement, no such purported termination shall be effective without delivery of such Notice of Termination.

         (c) For purposes of this Agreement, termination for "Cause" shall mean termination based on (i) the intentional and continued failure of Gorguze to substantially perform his duties pursuant to this Agreement after a written demand by the Company identifying the manner in which it believes Gorguze has not substantially performed his duties and providing a reasonable opportunity for correction of such failure, (ii) a material breach of this Agreement by Gorguze after a written demand by the Company identifying the breach and providing a reasonable opportunity for correction thereof, (iii) conviction in a criminal proceeding against Gorguze or commission of an act involving a felony or moral turpitude, (iv) the commission of common law fraud, embezzlement, theft or unethical business conduct against the Company or conduct involving a third party which significantly impairs the reputation of, or harms, the Company, its subsidiaries or affiliates, (v) the commission of intentional wrongful damage to material property of the Company, (vi) a material breach of Gorguze's fiduciary obligation to the Company or its subsidiaries, or (vii) a material breach of any material policy or rule of the Company or any of its subsidiaries.

         (d) In the event of termination of this Agreement, for whatever reason, Gorguze agrees to cooperate with the Company and to be reasonably available to the Company with respect to continuing and/or future matters arising out of Gorguze's employment or any other relationship with the Company, whether such matters are business-related, legal or otherwise. The Company agrees to reimburse Gorguze for Gorguze's reasonable travel expenses incurred in complying with the terms of this paragraph for such expenses. The provisions of this paragraph shall survive termination of this Agreement.

         (e) Prior to the end of the Term, the Company and Gorguze may extend the Term of this Agreement to such date as is mutually agreed to in writing by the Company and Gorguze.

    6.   COVENANTS.

         (a) CONFIDENTIAL INFORMATION. Gorguze, during the Term and thereafter, will not, directly or indirectly (without the Company's prior written consent), use for himself, or use for or disclose to any party other than the Company or any subsidiary or affiliate of the Company, any secret or confidential information or data regarding the costs, uses, methods, applications, customers (including their names and buying habits or practices), trade accounts or suppliers (and pertinent information respecting transactions and prospective transactions therewith) of products made, produced or sold by the Company or any of its subsidiaries or affiliates, or regarding its marketing methods and related data or any secret or confidential apparatus, process, system, manufacturing or other method at any time used, developed or investigated by or for the Company or any of its subsidiaries or affiliates, whether or not invented, developed, acquired, discovered or investigated by Gorguze. At the termination of this

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Agreement or at any other time the Company may request, Gorguze shall promptly deliver to the Company all memoranda, notes, records, plats, sketches, plans or other documents made, compiled by, delivered to, or otherwise acquired by, Gorguze concerning costs, uses, methods, designs, applications, purchasers or suppliers of products made or sold by the Company or any subsidiary or affiliate of the Company or any secret or confidential product, apparatus or process manufactured, used, developed, acquired or investigated by the Company or any subsidiaries or affiliate of the Company.

         (b) INVENTIONS. Gorguze agrees that any and all inventions, discoveries, improvements, processes, methods, designs, patents, copyrights and trademarks made, developed, discovered or acquired by him during the Term, solely or jointly with others or otherwise and which relate to the business of the Company and all knowledge possessed by Gorguze relating thereto (collectively, the "Inventions") shall be fully and promptly disclosed to the Board of Directors and to such person or persons as the Board of Directors shall direct and shall be the sole and absolute property of the Company and the Company will be the sole and absolute owner thereof. Gorguze agrees that he will at all time keep all of the same secret from everyone except the Company and such persons as the Board of Directors may from time to time direct.
Gorguze shall, as requested by the Company at any time and from time to time, whether prior to or after the expiration of the Term, execute and deliver to the Company any instruments deemed necessary by the Company to effect disclosure and assignment of the Inventions to the Company or its designees and any patent applications (United States or foreign) and renewals with respect thereto, including any other instruments reasonably deemed necessary by the Company for the prosecution of patent applications or the acquisition of letters patent. Pursuant to Section 2872 of the California Labor Code, the Company hereby notifies Gorguze that this Section 6(b) shall not apply to any invention which qualifies fully under the provisions of Section 2870 of the California Labor Code.

         (c) NON-COMPETITION. By and in consideration of the Company's entering into this Agreement and the Salary, and benefits to be provided by the Company hereunder, and further in consideration of the Gorguze's exposure to the proprietary information of the Company, Gorguze agrees that Gorguze will not, during the Term and thereafter so long as Gorguze serves on the Board of Directors in any capacity, engage in any Competitive Activity. The term "Competitive Activity" means engaging in any of the following activities: (i) serving as a director of any Competitor (as defined below), (ii) directly or indirectly through one or more intermediaries, either (A) controlling any Competitor or (B) owning any equity or debt interests in any Competitor (other than equity or debt interests which are publicly traded and, at the time of any acquisition, do not exceed 5% of the particular class of interests outstanding) (it being understood that, if interests in any Competitor are owned by an investment vehicle or other entity in which Gorguze individually or with his "affiliates" and "associates" (as defined under Section 12 of the Securities Exchange Act of 1934) owns a controlling equity interest (with ownership of securities holding 25% of the total votes in the election of directors or members of an equivalent governing body presumptively, but not exclusively, being deemed to constitute control), a portion of the interests in such Competitor owned by such entity shall be attributed to Gorguze, such portion determined by applying the percentage of the equity interest in such entity owned

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by Gorguze to the interests in such Competitor owned by such entity), (iii)
employment by (including serving as an officer or partner of), providing consulting services to (including, without limitation, as an independent contractor) or managing or operating the business or affairs of any Competitor or (iv) otherwise participating in the ownership, management, operation or control of any Competitor. The term "Competitor" as used herein means any person (other than the Company or any affiliate thereof) that, anywhere in the Restricted Area, (i) designs or manufactures golf club shafts (whether for sale to or use by third parties or for its own use, and regardless of the material),
(ii) sells, markets or distributes golf club shafts (other than solely as a component of completed shafts), (iii) manufactures, sells, markets or distributes graphite prepreg, graphite filament or graphite fiber, (iv) has announced an intention to enter into any of the foregoing activities or (v) is an affiliate of any person covered by clauses (i) through (iv) (affiliate for these purposes meaning any other person controlled by, under common control with or controlling such person (with ownership of securities holding 25% of the total votes in the election of directors or members of an equivalent governing body presumptively, but not exclusively, being deemed to constitute control). The term "Restricted Area" means any state or territory of the United States or any state or similar subdivision of any foreign country in which the Company or any affiliate thereof conducts business, including, without limitation, selling any of its products, whether or not the Company or such affiliate maintains any facilities or a permanent sales force or other employees or agents in such jurisdiction.

         (d) NON-SOLICITATION. During the term of this Agreement and thereafter so long as Gorguze serves on the Board of Directors in any capacity, Gorguze shall not use any information obtained as a result of his employment with the Company to interfere with the Company's relationship with, or endeavor to entice away from the Company, any person who at any time during the Term was an employee or customer of the Company or otherwise had a material business relationship with the Company.

         (e)  REMEDIES. Gorguze agrees that any breach of the terms of this
Section 6 would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law; Gorguze therefore also agrees that in the event of said breach or any threat of breach, the Company shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by Gorguze and/or any and all persons and/or entities acting for and/or with Gorguze, without having to prove damages, in addition to any other remedies to which the Company may be entitled at law or in equity; PROVIDED, HOWEVER, that the prevailing party in any such action brought by the Company pursuant to this Section 6(e) will be entitled to recover from the other party all costs and expenses, including reasonable attorney's fees and costs, incurred by the prevailing party in connection with such action. The terms of this paragraph shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach hereof, including but not limited to the recovery of damages from Gorguze.

    The provisions of this Section 6 shall survive any termination of this Agreement, and the existence of any claim or cause of action by Gorguze against the Company whether predicated on

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this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements of this Section 6.

    7. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given (i) if personally delivered, when so delivered, or (ii) if mailed, three (3) business days after having been placed in the United States mail, registered or certified, postage prepaid, addressed to the party to whom it is directed at the address set forth below:

    If to the Company:

    Aldila, Inc.
    15822 Bernardo Center Drive
    San Diego, California 92127
    Attention:  Chairman
    Telecopy:  619-592-0403

    If to Gorguze:

    Vincent T. Gorguze
    11975 El Camino Real, Suite 302
    San Diego, CA 92130
    Telecopy:  619-793-4079

by registered or certified mail, postage prepaid, return receipt requested.

    8. BINDING EFFECT/ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, estates, successors (including, without limitation, by way of merger) and assigns. Notwithstanding the provisions or the immediately preceding sentence, neither the Company nor Gorguze shall not assign all or any portion of this Agreement without the prior written consent of the other.

    9. ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, written or oral, between them as to such subject matter. This Agreement may not be amended, nor may any provision hereof be modified or waived, except by an instrument in writing duly signed by the party to be charged.

    10. SEVERABILITY. If any provision of this Agreement, or any application thereof to any circumstances, is invalid, in whole or in part, such provision or application shall to the extent be severable and shall not affect other provisions or applications of this Agreement.

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    11.  GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without reference to the principles of conflict of laws.

    12. MODIFICATIONS AND WAIVERS. No provisions of this Agreement may be modified, altered or amended except by an instrument in writing executed by the parties hereto. No waiver by either party hereto of any breach by the other party hereto of any provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions at the time or at any prior or subsequent time.

    13. HEADINGS. The headings contained herein are solely for the purposes of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

    14. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

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    IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by authority of its Board of Directors, and Gorguze has hereunto set his hand, the day and year first above written.


                                       ALDILA, INC.


                                       By: /s/  Gary T. Barbera
                                           ----------------------------------
                                           Gary T. Barbera
                                           Title: Chief Executive Officer

                                       /s/  Vincent T. Gorguze
                                       --------------------------------------
                                       Vincent T. Gorguze


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